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                                                                    EXHIBIT 24.2

                      [LETTERHEAD OF FERGUSON & COMPANY]


                               JANUARY 21, 1999



BOARD OF DIRECTORS
COMMUNITY SAVINGS BANK, SSB
708 S. CHURCH STREET
BURLINGTON, NORTH CAROLINA  27215

DIRECTORS:

     We hereby consent to the use of our firm's name in the applications for conversion of Community Savings Bank, SSB, Burlington, North Carolina, and any amendments thereto, filed with the Division of Savings Institutions, North Carolina Department of Commerce (the "Division"), and the FDIC, in the Form SB-2 Registration Statement and any amendments thereto, and in the Acquisition Application and the Holding Company Application for First Community Financial Corporation as filed with the Division and the Federal Reserve Board, respectively. We also hereby consent to the inclusion of, a summary of, and references to our Appraisal Report and our opinion concerning subscription rights in such filings including the Prospectus of First Community Financial Corporation and the Proxy Statement of Community Savings Bank, SSB.


                                        Sincerely,


                                        /s/ Robin L. Fussell

                                        Robin L. Fussell
                                        Principal